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                                                                   EXHIBIT 99.1

                       CLEAR CHANNEL COMMUNICATIONS, INC.
                          200 CONCORD PLAZA, SUITE 600
                            SAN ANTONIO, TEXAS 78216


               Certificate of Clear Channel Communications, Inc.


       In connection with the registration statement (the "Rule 462(b) Registration Statement") filed today by Clear Channel Communications, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), the Company hereby certifies pursuant to Rule 111(b) under the Act that:

       (i) the Company has instructed Frost National Bank, San Antonio, Texas, to transmit from its account at such bank to the Commission's account at Mellon Bank $14,583 as the filing fee for the Rule 462(b) Registration Statement no later than May 14, 1997;

       (ii) the Company will not revoke the instructions set forth in paragraph (i); and

       (iii) the Company has sufficient funds in its account at Frost National Bank, San Antonio, Texas, to cover the filing fee for the Rule 462(b) Registration Statement.

       The Company hereby undertakes to confirm during business hours on May 14, 1997 that the bank has received the instructions described in paragraph (i).

/s/ HERBERT W. HILL, JR.
--------------------------------------------------                 May 14, 1997
Herbert W. Hill, Jr.
Senior Vice President and Chief Accounting Officer